[LOGO - ROHN INDUSTRIES, INC.]


WORLD HEADQUARTERS

6718 W. Plank Rd.
Peoria, IL 61604 USA
Ph: 309-697-4400
FAX: 309-697-5612


FOR FURTHER INFORMATION:
Al Dix
Chief Financial Officer
(309) 633-6809
al.dix@rohnnet.com


                       ROHN TO CLOSE ALABAMA FACILITY
                       ------------------------------
                     EXITS EQUIPMENT ENCLOSURE BUSINESS
                     ----------------------------------

October 16, 2002, Peoria, IL -- ROHN Industries, Inc. (Nasdaq: ROHN), a global provider of infrastructure equipment for the telecommunications industry, announced today that in response to continued reductions in customer capital spending it will close its manufacturing facility in Bessemer, Alabama and exit the equipment enclosure business. The Alabama plant closure will reduce the Company's workforce by approximately 100 positions. The Company anticipates that the plant closure will be completed by December 31, 2002. The 250,000 square foot manufacturing facility, which is located on 28 acres, will be offered for sale.

The closure of the Alabama facility and exiting the equipment enclosure business will result in an estimated pre-tax charge of $10 to $12 million and estimated one-time earnings per share charges of $.24 to $.29 in the fourth quarter. On an after tax basis, these estimated charges will be $6 to $7.5 million and $.15 to $.18 per share. This action is expected to reduce the Company' annual operating costs by at least $1 million and is expected to have a positive impact on the Company's 2003 results.

Brian B. Pemberton, President and CEO, stated "The decision to close this facility has been very difficult in light of its impact on our employees and the Bessemer community. This decision has been dictated by the severe down turn in the wireless and fiber optic industries that this facility serves." Horace Ward, Senior Vice President and Chief Operating Officer, also stated "ROHN will continue to take actions that are necessary to bring our costs in line with our current and expected levels of business. We will now focus our efforts on enhancing the value of the Company's tower structures and construction services business segments."

ROHN Industries, Inc. is a leading manufacturer and installer of telecommunications infrastructure equipment for the wireless and fiber optic industries. Its products are used in cellular, PCS, fiber optic networks for the Internet, radio and television broadcast markets. The company's products include towers, equipment enclosures, cabinets, poles and antennae mounts, as well as design and construction services. ROHN has manufacturing locations in Peoria, Ill.; Frankfort, Ind.; and Bessemer, Ala., along with a sales office in Mexico City, Mexico.

Statements in this press release include "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; liquidity problems that confront or may confront us; our failure to enter into an amendment to our Credit Agreement to waive or cure existing defaults thereunder; our inability to obtain bonding required for certain customer contracts or potential contracts; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.